LETTER AGREEMENT

Henderson Global Investors (North America) Inc.
737 N. Michigan, Suite 1950
Chicago, Illinois  60611

         This Agreement is made as of this 1st day of August 2005 between HENDERSON GLOBAL INVESTORS (NORTH AMERICA) INC. (the "Adviser") and HENDERSON INVESTMENT MANAGEMENT LTD (the "Subadviser").

         WHEREAS, the Adviser and the Subadviser have entered into a Sub-Advisory Agreement dated August 31, 2001 (the "Sub-Advisory Agreement") under which the Adviser has agreed to retain the Subadviser to render investment advisory services to the Henderson European Focus Fund, Henderson Global Technology Fund and Henderson International Opportunities Fund (the "Existing HIML Sub-Advised Portfolios") of the Henderson Global Funds (the "Trust"), and the Subadviser has agreed to render such services to the Existing HIML Sub-Advised Portfolios, together with any other Trust portfolios that may be established later;

         WHEREAS, in connection with an amendment to the Investment Advisory Agreement between the Trust and the Adviser to add breakpoints to the management fees for the Existing HIML Sub-Advised Portfolios, the Adviser and Subadviser desire to amend the Sub-Advisory Agreement to add breakpoints to the subadvisory fee for the Existing HIML Sub-Advised Portfolios;

         WHEREAS, the amendment to the fee schedule to the Sub-Advisory Agreement will not reduce the quality or quantity of the services provided by the Subadviser to the Existing HIML Sub-Advised Portfolios and that the Subadviser's obligations under the Sub-Advisory Agreement will remain the same in all material respects.

         NOW THEREFORE, in consideration of the promises and mutual covenants set forth herein, the Adviser and Sub-Adviser agree as follows:

1. Schedule A of the Sub-Advisory Agreement is hereby amended as follows:

         HENDERSON EUROPEAN FOCUS FUND

         Adviser will pay to Subadviser an annual fee equal to:

                  0.90% on the first $500 million of daily net assets; 0.80% on the next $1billion of daily net assets; and 0.75% on daily net assets over $1.5 billion.


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         HENDERSON GLOBAL TECHNOLOGY FUND

         Adviser will pay to Subadviser an annual fee equal to:

                  0.90% on the first $500 million of daily net assets; 0.85% on the next $500 million of daily net assets; and 0.80% on dailynet assets over $1 billion.

         HENDERSON INTERNATIONAL OPPORTUNITIES FUND

         Adviser will pay to Subadviser an annual fee equal to:

                  1.00% on the first $1 billion of average daily net assets; 0.85% on the next $1 billion of average daily net assets; and 0.75% on average daily net assets over $2 billion.

2. All the other terms and conditions of the Sub-Advisory Agreement shall remain in full effect.

3. This Agreement is hereby incorporated by reference into the Sub-Advisory Agreement and is made a part thereof.

4. This Agreement will become effective on August 1, 2005.

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         IN WITNESS WHEREOF, the Adviser and the Subadviser have cause this
Letter Agreement to be executed as of the day and year first above written.

                                                      HENDERSON GLOBAL INVESTORS
                                                      (NORTH AMERICA) INC.



                                       By: /s/ Jim O'Brien
                                           ---------------
                                           Name: Jim O'Brien
                                           Title: Director of Corporate Services


 ATTEST: /s/ Christopher K. Yarbrough
         ----------------------------
         Name:  Christopher K. Yarbrough
         Title:  Legal Counsel
                                                            HENDERSON INVESTMENT
                                                            MANAGEMENT LTD.



                                                    By: /s/ Andrew J. Formica
                                                        -----------------------
                                                        Name:  Andrew J. Formica
                                                        Title: Director


 ATTEST: /s/ David Bricklebank
         ------------------------
         Name:  David Bricklebank
         Title: Legal Counsel

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